EXHIBIT 32.1

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales
Noble Corporation, a Cayman Islands company
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-UK”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”) on Form 10-Q for the period ended September 30, 2019, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, Julie J. Robertson, Chairman, President, Chief Executive Officer and Principal Financial Officer of Noble-UK and President and Chief Executive Officer and Principal Financial Officer of Noble-Cayman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 31, 2019	/s/ Julie J. Robertson
Julie J. Robertson

Chairman, President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales, and President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) of Noble Corporation, a Cayman Islands company